EXHIBIT 23.b.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report, dated January 21, 2000, relating to the financial statements of Juniata Valley Financial Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                    /s/ BEARD & COMPANY, INC.

Harrisburg, Pennsylvania
May 2,  2000